Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2024 RESULTS

HOUSTON, January 30, 2025 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $27.8 million, or diluted earnings per share of $0.52, for the fourth quarter of 2024 and net income of $117.6 million, or diluted earnings per share of $2.20, for the full year 2024.

“We are proud of our team and their work establishing the foundation of Stellar Bank,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “Our strong foundation is a testament to their significant efforts over the past two years and they have prepared us for the year ahead. We intend to turn towards growth at a more normalized organic pattern while we keep an eye towards opportunities with downstream partners that would increase our operating leverage,” Mr. Franklin continued.

“We remain focused on core fundamentals as we enter 2025 and are encouraged by the economic activity in our markets. We are excited about the future ahead of us,” Mr. Franklin concluded.

2024 Financial Highlights

•Solid Profitability: Net income for the full year 2024 was $117.6 million, or diluted earnings per share of $2.20, which translated into a return on average assets of 1.10%, a return on average equity of 7.50% and a return on average tangible equity of 12.18%(1). Net income for the fourth quarter of 2024 was $27.8 million, or diluted earnings per share of $0.52, which translated into an annualized return on average assets of 1.04%, an annualized return on average equity of 6.85% and an annualized return on average tangible equity of 10.82%(1).

•Strong Net Interest Margin: Tax equivalent net interest margin was 4.24% for the year 2024 compared to 4.51% for 2023. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.89%(1) for 2024 compared to 4.03%(1) for 2023. Tax equivalent net interest margin for the fourth quarter of 2024 was 4.25% compared to 4.19% for the third quarter of 2024. The tax equivalent net interest margin, excluding PAA, was 3.94%(1) for the fourth quarter of 2024 compared to 3.91%(1) for the third quarter of 2024.

•Meaningful Capital and Book Value Build: Total risk-based capital ratio increased to 16.06% at December 31, 2024 from 14.02% at December 31, 2023, book value per share increased to $30.14 from $28.54 at December 31, 2023 and tangible book value per share increased to $19.10(1) from $17.02(1) at December 31, 2023.

•Credit Metrics: Nonperforming loans decreased $2.0 million to $37.2 million at December 31, 2024 from $39.2 million at December 31, 2023.

Year 2024 Results

Net interest income for 2024 decreased $28.8 million, or 6.6%, to $408.0 million from $436.8 million for 2023. The net interest margin on a tax equivalent basis decreased 27 basis points to 4.24% for the full year 2024 from 4.51% for the full year 2023. The decrease in the net interest margin from the prior year was primarily due to the impact of increased average interest-bearing liabilities and increased rates on interest-bearing liabilities, partially offset by increased rates on interest-earning assets. Net interest income for the year 2024 benefited from $33.0 million of income from purchase accounting accretion compared to $46.8 million for the year 2023. Excluding purchase accounting accretion, net interest income (tax equivalent) for the year 2024 would have been $375.3 million(1) and the tax equivalent net interest margin would have been 3.89%(1).

Noninterest income for the year 2024 was $23.0 million, an increase of $1.5 million, or 6.2%, compared to $24.6 million for the year 2023. Noninterest income decreased in 2024 compared to 2023 primarily due to a decrease in debit card and ATM income, partially offset by the increase in gains on sales of assets and Small Business Investment Company income recognized in 2024 compared to 2023.
_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure

Noninterest expense for the year 2024 decreased $4.8 million, or 1.7%, to $285.7 million compared to $290.5 million for the year 2023. The decrease in noninterest expense in 2024 compared to 2023 was primarily due to $15.6 million of acquisition and merger-related expenses recognized in 2023, a $3.5 million decrease in regulatory assessments and a $2.7 million decrease in amortization of intangibles, partially offset by a $5.0 million increase in salaries and employee benefits.

The efficiency ratio was 66.39% for the year ended December 31, 2024 compared to 63.02% for the year ended December 31, 2023. Returns on average assets, average equity and average tangible equity were 1.10%, 7.50% and 12.18%(1) for 2024, respectively, compared to 1.21%, 8.96% and 15.75%(1) for 2023, respectively.

Fourth Quarter 2024 Results

Net interest income in the fourth quarter of 2024 increased $1.5 million, or 1.4%, to $103.0 million from $101.5 million for the third quarter of 2024. The net interest margin on a tax equivalent basis increased 6 basis points to 4.25% for the fourth quarter of 2024 from 4.19% for the third quarter of 2024. The increase in the net interest margin from the prior quarter was primarily due to the impact of decreased rates on interest-bearing liabilities. Net interest income for the fourth quarter of 2024 benefited from $7.6 million of income from purchase accounting accretion compared to $6.8 million in the third quarter of 2024. Excluding purchase accounting accretion, net interest income (tax equivalent) for the fourth quarter of 2024 would have been $95.5 million(1) and the tax equivalent net interest margin would have been 3.94%(1).

Noninterest income for the fourth quarter of 2024 was $5.0 million, a decrease of $1.3 million, or 20.2%, compared to $6.3 million for the third quarter of 2024. Noninterest income decreased in the fourth quarter of 2024 compared to the third quarter of 2024 primarily due to a loss on sales of assets in the fourth quarter of 2024 and Small Business Investment Company income recognized in the third quarter of 2024.

Noninterest expense for the fourth quarter of 2024 increased $915 thousand, or 1.3%, to $72.0 million compared to $71.1 million for the third quarter of 2024. The increase in noninterest expense in the fourth quarter of 2024 compared to the third quarter of 2024 was primarily due to an increase of $1.7 million in professional fees and a $715 thousand increase in advertising expense, partially offset by a $611 thousand decrease in salaries and employee benefits and a $631 thousand decrease in amortization of intangibles.

The efficiency ratio was 66.59% for the fourth quarter of 2024 compared to 66.18% for the third quarter of 2024. Annualized returns on average assets, average equity and average tangible equity were 1.04%, 6.85% and 10.82%(1) for the fourth quarter of 2024, respectively, compared to 1.27%, 8.49% and 13.63%(1) for the third quarter of 2024, respectively.

Financial Condition

Total assets at December 31, 2024 were $10.91 billion, an increase of $275.3 million, compared to $10.63 billion at September 30, 2024.

Total loans at December 31, 2024 decreased $111.3 million to $7.44 billion compared to $7.55 billion at September 30, 2024. At December 31, 2024, the remaining balance of the purchase accounting accretion on loans was $73.7 million.

Total deposits at December 31, 2024 increased $385.8 million to $9.13 billion compared to $8.74 billion at September 30, 2024, due to increases in interest-bearing and noninterest-bearing demand deposits, partially offset by decreases in certificates and other time deposits and money-market and savings accounts. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits.

Asset Quality

Nonperforming assets totaled $38.9 million, or 0.36% of total assets, at December 31, 2024, compared to $35.1 million, or 0.33% of total assets, at September 30, 2024 and $39.2 million at December 31, 2023. The allowance for credit losses on loans as a percentage of total loans was 1.09% at December 31, 2024, 1.12% at September 30, 2024 and 1.16% at December 31, 2023.

The fourth quarter of 2024 included a provision for credit losses of $942 thousand compared to a reversal of provision for credit losses of $6.0 million recorded during the third quarter of 2024. Net charge-offs for the fourth quarter of 2024 were $2.0 million, or 0.11% (annualized) of average loans, compared to net charge-offs of $3.9 million, or 0.21% (annualized) of average loans, for the third quarter of 2024.

The year ended December 31, 2024 included a reversal of provision for credit losses of $2.9 million compared to a provision for credit losses of $8.9 million recorded for the year ended December 31, 2023. Net charge-offs for the year ended December 31, 2024 were $6.7 million, or 0.09% of average loans, compared to net charge-offs of $11.1 million, or 0.14% of average loans, for the year ended December 31, 2023.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, January 31, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the fourth quarter and full year 2024. Participants may register for the conference call at https://registrations.events/direct/Q4I635866 conference ID 63586 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellar.bank. A simultaneous webcast is available at https://registrations.events/direct/Q4I635866 and requires pre-registration. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
IR@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Company’s merger with Allegiance Bancshares, Inc. (the “Merger”), including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2024				2023
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$419,967	$103,735	$110,341	$74,663	$121,004
Interest-bearing deposits at other financial institutions	491,249	412,482	379,909	325,079	278,233
Total cash and cash equivalents	911,216	516,217	490,250	399,742	399,237

Available for sale securities, at fair value	1,673,016	1,691,752	1,630,971	1,523,100	1,395,680

Loans held for investment	7,439,854	7,551,124	7,713,897	7,908,111	7,925,133
Less: allowance for credit losses on loans	(81,058)	(84,501)	(94,772)	(96,285)	(91,684)
Loans, net	7,358,796	7,466,623	7,619,125	7,811,826	7,833,449

Accrued interest receivable	37,884	39,473	43,348	45,466	44,244
Premises and equipment, net	111,856	113,742	113,984	115,698	118,683
Federal Home Loan Bank stock	8,209	20,123	15,089	16,050	25,051
Bank-owned life insurance	107,498	106,876	106,262	105,671	105,084
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	92,546	98,116	104,315	110,513	116,712
Other assets	106,771	79,537	103,001	103,838	111,681
Total assets	$10,905,110	$10,629,777	$10,723,663	$10,729,222	$10,647,139

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,576,206	$3,303,048	$3,308,441	$3,323,149	$3,546,815
Interest-bearing
Demand	1,845,749	1,571,504	1,564,405	1,576,261	1,659,999
Money market and savings	2,253,193	2,280,651	2,213,031	2,203,767	2,136,777
Certificates and other time	1,453,236	1,587,398	1,639,426	1,691,539	1,529,876
Total interest-bearing deposits	5,552,178	5,439,553	5,416,862	5,471,567	5,326,652
Total deposits	9,128,384	8,742,601	8,725,303	8,794,716	8,873,467

Accrued interest payable	17,052	16,915	12,327	12,227	11,288
Borrowed funds	—	60,000	240,000	215,000	50,000
Subordinated debt	70,105	110,064	109,964	109,864	109,765
Other liabilities	79,104	74,074	70,274	66,717	81,601
Total liabilities	9,294,645	9,003,654	9,157,868	9,198,524	9,126,121

SHAREHOLDERS’ EQUITY:
Common stock	534	535	536	536	533
Capital surplus	1,240,050	1,238,619	1,238,477	1,235,221	1,232,627
Retained earnings	495,245	474,905	447,948	425,130	405,945
Accumulated other comprehensive loss	(125,364)	(87,936)	(121,166)	(130,189)	(118,087)
Total shareholders’ equity	1,610,465	1,626,123	1,565,795	1,530,698	1,521,018
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,905,110	$10,629,777	$10,723,663	$10,729,222	$10,647,139

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2024				2023	2024	2023
	December 31	September 30	June 30	March 31	December 31	December 31	December 31

INTEREST INCOME:
Loans, including fees	$128,738	$132,372	$135,885	$134,685	$139,114	$531,680	$537,722
Securities:
Taxable	14,789	13,898	11,923	9,293	9,622	49,903	38,494
Tax-exempt	814	814	816	818	418	3,262	2,553
Deposits in other financial institutions	5,681	4,692	3,555	3,627	3,021	17,555	12,048
Total interest income	150,022	151,776	152,179	148,423	152,175	602,400	590,817

INTEREST EXPENSE:
Demand, money market and savings deposits	27,877	29,440	28,399	27,530	25,033	113,246	87,335
Certificates and other time deposits	16,830	18,073	18,758	15,084	15,075	68,745	41,286
Borrowed funds	235	840	1,700	1,774	4,154	4,549	17,807
Subordinated debt	2,123	1,916	1,912	1,917	1,983	7,868	7,630
Total interest expense	47,065	50,269	50,769	46,305	46,245	194,408	154,058
NET INTEREST INCOME	102,957	101,507	101,410	102,118	105,930	407,992	436,759
Provision for (reversal of) credit losses	942	(5,985)	(1,935)	4,098	1,047	(2,880)	8,943
Net interest income after provision for credit losses	102,015	107,492	103,345	98,020	104,883	410,872	427,816

NONINTEREST INCOME:
Service charges on deposit accounts	1,590	1,594	1,648	1,598	1,520	6,430	6,064
(Loss) gain on sale of assets	(112)	432	(64)	513	198	769	390
Bank-owned life insurance	622	614	591	587	573	2,414	2,178
Debit card and ATM income	570	551	543	527	542	2,191	4,996
Other	2,362	3,111	2,698	3,071	4,053	11,242	10,934
Total noninterest income	5,032	6,302	5,416	6,296	6,886	23,046	24,562

NONINTEREST EXPENSE:
Salaries and employee benefits	40,512	41,123	39,061	41,376	40,464	162,072	157,034
Net occupancy and equipment	4,401	4,570	4,503	4,390	4,572	17,864	16,932
Depreciation	1,984	1,911	1,948	1,964	1,955	7,807	7,584
Data processing and software amortization	5,551	5,706	5,501	4,894	5,000	21,652	19,526
Professional fees	3,428	1,714	1,620	2,662	3,867	9,424	7,955
Regulatory assessments and FDIC insurance	1,636	1,779	2,299	1,854	5,169	7,568	11,032
Amortization of intangibles	5,581	6,212	6,215	6,212	6,247	24,220	26,883
Communications	807	827	847	937	743	3,418	2,796
Advertising	1,593	878	891	765	1,004	4,127	3,627
Acquisition and merger-related expenses	—	—	—	—	3,072	—	15,555
Other	6,488	6,346	8,331	6,356	5,848	27,521	21,570
Total noninterest expense	71,981	71,066	71,216	71,410	77,941	285,673	290,494
INCOME BEFORE INCOME TAXES	35,066	42,728	37,545	32,906	33,828	148,245	161,884
Provision for income taxes	7,249	8,837	7,792	6,759	6,562	30,637	31,387
NET INCOME	$27,817	$33,891	$29,753	$26,147	$27,266	$117,608	$130,497

EARNINGS PER SHARE
Basic	$0.52	$0.63	$0.56	$0.49	$0.51	$2.20	$2.45
Diluted	$0.52	$0.63	$0.56	$0.49	$0.51	$2.20	$2.45

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2024				2023	2024	2023
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$27,817	$33,891	$29,753	$26,147	$27,266	$117,608	$130,497

Earnings per share, basic	$0.52	$0.63	$0.56	$0.49	$0.51	$2.20	$2.45
Earnings per share, diluted	$0.52	$0.63	$0.56	$0.49	$0.51	$2.20	$2.45
Dividends per share	$0.14	$0.13	$0.13	$0.13	$0.13	$0.53	$0.52

Return on average assets(A)	1.04%	1.27%	1.13%	0.98%	1.02%	1.10%	1.21%
Return on average equity(A)	6.85%	8.49%	7.78%	6.88%	7.33%	7.50%	8.96%
Return on average tangible equity(A)(B)	10.82%	13.63%	12.82%	11.47%	12.61%	12.18%	15.75%
Net interest margin (tax equivalent)(A)(C)	4.25%	4.19%	4.24%	4.26%	4.40%	4.24%	4.51%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.94%	3.91%	3.82%	3.91%	3.91%	3.89%	4.03%
Efficiency ratio(D)	66.59%	66.18%	66.63%	66.18%	69.21%	66.39%	63.02%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	14.77%	15.30%	14.60%	14.27%	14.29%	14.77%	14.29%
Tangible equity to tangible assets(B)	9.89%	10.27%	9.53%	9.12%	9.04%	9.89%	9.04%
Estimated Total capital ratio (to risk-weighted assets)	16.06%	15.91%	15.34%	14.62%	14.02%	16.06%	14.02%
Estimated Common equity Tier 1 capital (to risk weighted assets)	14.19%	13.62%	12.98%	12.29%	11.77%	14.19%	11.77%
Estimated Tier 1 capital (to risk-weighted assets)	14.31%	13.74%	13.10%	12.41%	11.89%	14.31%	11.89%
Estimated Tier 1 leverage (to average tangible assets)	11.30%	11.25%	10.93%	10.55%	10.18%	11.30%	10.18%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.34%	15.07%	14.65%	14.13%	13.65%	15.34%	13.65%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	14.19%	13.63%	13.12%	12.61%	12.20%	14.19%	12.20%
Estimated Tier 1 capital (to risk-weighted assets)	14.19%	13.63%	13.12%	12.61%	12.20%	14.19%	12.20%
Estimated Tier 1 leverage (to average tangible assets)	11.19%	11.16%	10.94%	10.72%	10.44%	11.19%	10.44%

Other Data
Weighted average shares:
Basic	53,422	53,541	53,572	53,343	53,282	53,469	53,229
Diluted	53,471	53,580	53,608	53,406	53,350	53,510	53,313
Period end shares outstanding	53,429	53,446	53,564	53,551	53,291	53,429	53,291
Book value per share	$30.14	$30.43	$29.23	$28.58	$28.54	$30.14	$28.54
Tangible book value per share(B)	$19.10	$19.28	$18.00	$17.23	$17.02	$19.10	$17.02
Employees - full-time equivalents	1,037	1,040	1,045	1,007	998	1,037	998

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,477,332	$128,738	6.85%	$7,627,522	$132,372	6.90%	$7,973,780	$139,114	6.92%
Securities	1,702,111	15,603	3.65%	1,676,614	14,712	3.49%	1,386,079	10,040	2.87%
Deposits in other financial institutions	473,719	5,681	4.77%	339,493	4,692	5.50%	217,068	3,021	5.52%
Total interest-earning assets	9,653,162	$150,022	6.18%	9,643,629	$151,776	6.26%	9,576,927	$152,175	6.30%
Allowance for credit losses on loans	(84,423)			(94,785)			(92,992)
Noninterest-earning assets	1,080,429			1,077,422			1,142,438
Total assets	$10,649,168			$10,626,266			$10,626,373

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,623,867	$11,341	2.78%	$1,606,736	$12,458	3.08%	$1,420,892	$10,548	2.95%
Money market and savings deposits	2,312,711	16,536	2.84%	2,254,767	16,982	3.00%	2,163,348	14,485	2.66%
Certificates and other time deposits	1,538,785	16,830	4.35%	1,620,908	18,073	4.44%	1,461,227	15,075	4.09%
Borrowed funds	15,978	235	5.85%	49,077	840	6.81%	275,694	4,154	5.98%
Subordinated debt	101,394	2,123	8.33%	110,007	1,916	6.93%	109,713	1,983	7.17%
Total interest-bearing liabilities	5,592,735	$47,065	3.35%	5,641,495	$50,269	3.54%	5,430,874	$46,245	3.38%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,342,636			3,303,726			3,624,417
Other liabilities	99,006			93,127			95,705
Total liabilities	9,034,377			9,038,348			9,150,996
Shareholders’ equity	1,614,791			1,587,918			1,475,377
Total liabilities and shareholders’ equity	$10,649,168			$10,626,266			$10,626,373

Net interest rate spread			2.83%			2.72%			2.92%

Net interest income and margin		$102,957	4.24%		$101,507	4.19%		$105,930	4.39%

Net interest income and net interest margin (tax equivalent)		$103,039	4.25%		$101,578	4.19%		$106,121	4.40%

Cost of funds			2.10%			2.24%			2.03%
Cost of deposits			2.02%			2.15%			1.84%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Years Ended December 31,
	2024			2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,712,122	$531,680	6.89%	$7,961,911	$537,722	6.75%
Securities	1,593,073	53,165	3.34%	1,490,588	41,047	2.75%
Deposits in other financial institutions	334,654	17,555	5.25%	242,803	12,048	4.96%
Total interest-earning assets	9,639,849	$602,400	6.25%	9,695,302	$590,817	6.09%
Allowance for credit losses on loans	(91,770)			(95,668)
Noninterest-earning assets	1,098,395			1,147,232
Total assets	$10,646,474			$10,746,866

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,618,212	$48,290	2.98%	$1,464,015	$38,689	2.64%
Money market and savings deposits	2,236,678	64,956	2.90%	2,259,264	48,646	2.15%
Certificates and other time deposits	1,574,598	68,745	4.37%	1,239,345	41,286	3.33%
Borrowed funds	77,662	4,549	5.86%	318,721	17,807	5.59%
Subordinated debt	107,768	7,868	7.30%	109,560	7,630	6.96%
Total interest-bearing liabilities	5,614,918	$194,408	3.46%	5,390,905	$154,058	2.86%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,369,931			3,814,651
Other liabilities	94,156			85,376
Total liabilities	9,079,005			9,290,932
Shareholders’ equity	1,567,469			1,455,934
Total liabilities and shareholders' equity	$10,646,474			$10,746,866

Net interest rate spread			2.79%			3.23%

Net interest income and margin		$407,992	4.23%		$436,759	4.50%

Net interest income and net interest margin (tax equivalent)		$408,305	4.24%		$437,670	4.51%

Cost of funds			2.16%			1.67%
Cost of deposits			2.07%			1.47%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024				2023
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,362,260	$1,350,753	$1,396,064	$1,455,755	$1,414,102
Real estate:
Commercial real estate (including multi-family residential)	3,868,218	3,976,296	4,029,671	4,049,885	4,071,807
Commercial real estate construction and land development	845,494	890,316	922,805	1,039,443	1,060,406
1-4 family residential (including home equity)	1,115,484	1,112,235	1,098,681	1,049,316	1,047,174
Residential construction	157,977	161,494	200,134	252,573	267,357
Consumer and other	90,421	60,030	66,542	61,139	64,287
Total loans held for investment	$7,439,854	$7,551,124	$7,713,897	$7,908,111	$7,925,133

Deposits:
Noninterest-bearing	$3,576,206	$3,303,048	$3,308,441	$3,323,149	$3,546,815
Interest-bearing
Demand	1,845,749	1,571,504	1,564,405	1,576,261	1,659,999
Money market and savings	2,253,193	2,280,651	2,213,031	2,203,767	2,136,777
Certificates and other time	1,453,236	1,587,398	1,639,426	1,691,539	1,529,876
Total interest-bearing deposits	5,552,178	5,439,553	5,416,862	5,471,567	5,326,652
Total deposits	$9,128,384	$8,742,601	$8,725,303	$8,794,716	$8,873,467

Asset Quality:
Nonaccrual loans	$37,212	$32,140	$50,906	$57,129	$39,191
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	37,212	32,140	50,906	57,129	39,191
Foreclosed assets	1,708	2,984	2,548	—	—
Total nonperforming assets	$38,920	$35,124	$53,454	$57,129	$39,191

Net charge-offs (recoveries)	$2,016	$3,933	$(1)	$714	$2,577

Nonaccrual loans:
Commercial and industrial	$8,500	$9,718	$18,451	$15,465	$5,048
Real estate:
Commercial real estate (including multi-family residential)	16,459	10,695	18,094	21,268	16,699
Commercial real estate construction and land development	3,061	4,183	1,641	8,406	5,043
1-4 family residential (including home equity)	9,056	7,259	12,454	10,368	8,874
Residential construction	—	121	155	1,410	3,288
Consumer and other	136	164	111	212	239
Total nonaccrual loans	$37,212	$32,140	$50,906	$57,129	$39,191

Asset Quality Ratios:
Nonperforming assets to total assets	0.36%	0.33%	0.50%	0.53%	0.37%
Nonperforming loans to total loans	0.50%	0.43%	0.66%	0.72%	0.49%
Allowance for credit losses on loans to nonperforming loans	217.83%	262.92%	186.17%	168.54%	233.94%
Allowance for credit losses on loans to total loans	1.09%	1.12%	1.23%	1.22%	1.16%
Net charge-offs to average loans (annualized)	0.11%	0.21%	0.00%	0.04%	0.13%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Years Ended
	2024				2023	2024	2023
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$27,817	$33,891	$29,753	$26,147	$27,266	$117,608	$130,497
Add: Provision for credit losses	942	(5,985)	(1,935)	4,098	1,047	(2,880)	8,943
Add: Provision for income taxes	7,249	8,837	7,792	6,759	6,562	30,637	31,387
Pre-tax, pre-provision income	$36,008	$36,743	$35,610	$37,004	$34,875	$145,365	$170,827

Total average assets	$10,649,168	$10,626,266	$10,623,865	$10,686,789	$10,626,373	$10,646,474	$10,746,866

Pre-tax, pre-provision return on average assets(B)	1.35%	1.38%	1.35%	1.39%	1.30%	1.37%	1.59%

Total shareholders’ equity	$1,610,465	$1,626,123	$1,565,795	$1,530,698	$1,521,018	$1,610,465	$1,521,018
Less: Goodwill and core deposit intangibles, net	589,864	595,434	601,633	607,831	614,030	589,864	614,030
Tangible shareholders’ equity	$1,020,601	$1,030,689	$964,162	$922,867	$906,988	$1,020,601	$906,988

Shares outstanding at end of period	53,429	53,446	53,564	53,551	53,291	53,429	53,291

Tangible book value per share	$19.10	$19.28	$18.00	$17.23	$17.02	$19.10	$17.02

Average shareholders’ equity	$1,614,791	$1,587,918	$1,538,124	$1,528,298	$1,475,377	$1,567,469	$1,455,934
Less: Average goodwill and core deposit intangibles, net	592,471	598,866	604,722	611,149	617,236	601,768	627,449
Average tangible shareholders’ equity	$1,022,320	$989,052	$933,402	$917,149	$858,141	$965,701	$828,485

Return on average tangible equity(B)	10.82%	13.63%	12.82%	11.47%	12.61%	12.18%	15.75%

Total assets	$10,905,110	$10,629,777	$10,723,663	$10,729,222	$10,647,139	$10,905,110	$10,647,139
Less: Goodwill and core deposit intangibles, net	589,864	595,434	601,633	607,831	614,030	589,864	614,030
Tangible assets	$10,315,246	$10,034,343	$10,122,030	$10,121,391	$10,033,109	$10,315,246	$10,033,109

Tangible equity to tangible assets	9.89%	10.27%	9.53%	9.12%	9.04%	9.89%	9.04%

Net interest income (tax equivalent)	$103,039	$101,578	$101,482	$102,207	$106,121	$408,305	$437,670
Less: Purchase accounting accretion	7,555	6,795	10,098	8,551	11,726	32,999	46,802
Adjusted net interest income (tax equivalent)	$95,484	$94,783	$91,384	$93,656	$94,395	$375,306	$390,868

Average earning assets	$9,653,162	$9,643,629	$9,616,874	$9,645,544	$9,576,927	$9,639,849	$9,695,302
Net interest margin (tax equivalent) excluding PAA	3.94%	3.91%	3.82%	3.91%	3.91%	3.89%	4.03%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.